UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 28, 2011

PACER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Commission file number 000-49828

Tennessee	62-0935669
(State or other jurisdiction of incorporation)	(I.R.S. employer identification no.)

6805 Perimeter Drive

Dublin, OH 43016

Telephone Number (614) 923-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	Results of Operations and Financial Condition

On April 28, 2011, Pacer International, Inc. issued a press release announcing its first quarter 2011 results. The press release is attached hereto as Exhibit 99.1.

The information set forth under this “Item 2.02. Results of Operations and Financial Condition,” including the Exhibit attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing, except as otherwise expressly stated in such filing.

ITEM 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pacer International, Inc. (the “Company”) held its annual shareholders’ meeting on April 26, 2011. At the annual meeting, our shareholders approved amendments to Section 12 of the Company’s second amended and restated charter (the “Charter”) which Section is intended to prevent coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with the Company’s Board of Directors. The amendment approved by the shareholders eliminated two related provisions of Section 12 that exempted certain specified entities (and their affiliates) that were principal shareholders of the Company at the time of its 2002 initial public offering but which had subsequently sold all of their common stock in the Company from the procedural and other requirements and safeguards of Section 12 to negotiate with the Company’s Board of Directors, obtain shareholder approval and comply with the other fairness requirements applicable to a business combination under Section 12 of the Charter. The amendments to the Company’s charter required approval of not less than 75% of the outstanding shares entitled to vote at the annual meeting.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders held on April 26, 2011, our shareholders (1) elected each of the persons listed below to serve as a director of Pacer for a three-year term expiring at the 2014 annual meeting of shareholders or until his successor has been duly elected and qualified or the director’s earlier resignation, death or removal, (2) approved the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for 2011, (3) approved the amendments to the Company’s Charter described above under Item 5.03, (4) adopted, on a non-binding, advisory basis, a resolution approving the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2011 annual meeting of shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2010 summary compensation table and the other related tables and disclosure, and (v) selected, on a non-binding, advisory basis, an annual frequency for future shareholder advisory votes on the compensation of the Company's named executive officers.

The Company’s independent inspector of elections reported the vote of the shareholders as follows:

Proposal 1: The election of directors

Name	FOR	WITHHOLD
Robert D. Lake	25,622,109	671,515
Robert F. Starzel	25,595,952	679,472

Directors Dennis A. Chantland and Robert J. Grassi will continue in office until the 2012 annual meeting of shareholders and Directors Daniel W. Avramovich, J. Douglass Coates and P. Michael Giftos will continue in office until the 2013 annual meeting of shareholders.

Proposal 2: The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2011.

FOR	AGAINST	ABSTAIN
32,197,881	153,291	90,964

Proposal 3: The amendment of Section 12 to the Company’s second amended and restated charter.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
26,183,796	56,847	52,981	6,148,512

Proposal 4: The adoption, on a non-binding, advisory basis, of a resolution approving the compensation of the Company’s named executive officers described under the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2010 summary compensation table and the other related tables and disclosure.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
24,920,862	557,557	815,205	6,148,512

Proposal 5: The selection, on a non-binding, advisory basis, of the frequency of future shareholder votes on the compensation of the Company’s named executive officers.

THREE YEARS	TWO YEARS	ONE YEAR	ABSTAIN	BROKER NON-VOTE
6,528,288	1,577,248	17,374,244	813,844	6,148,512

Based on the results of this advisory vote, the Company’s Board of Directors at its meeting on April 26, 2011 determined that the Company will hold an annual vote on the compensation of named executive officers.

ITEM 9.01.	Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release of Pacer International, Inc. dated April 28, 2011 (furnished pursuant to Item 2.02).

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACER INTERNATIONAL, INC.
A Tennessee Corporation

Dated: April 28, 2011	By: /s/ John J. Hafferty
Executive Vice President and Chief
Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER

99.1	Press Release of Pacer International, Inc. dated April 28, 2011 (furnished pursuant to Item 2.02).